Exhibit 99.01

Glu Mobile Announces Preliminary Second Quarter 2012 Results

Moves Earnings Conference Call Date Forward to August 2nd

•	Q2 2012 Preliminary Results Exceed Guidance; Approximately $1.2 million Adjusted EBITDA

•	Increasing Revenue Guidance for Second Half and Full Year 2012

•	Full Year 2012 Adjusted EBITDA Guidance Increased to Better than Break Even

SAN FRANCISCO, Calif.—July 26, 2012— Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of freemium games for smartphone and tablet devices, today announced preliminary financial results for its second quarter ended June 30, 2012.

“We are pleased with our preliminary Q2 results which exceeded the upper end of guidance for our tenth consecutive quarter,” said Niccolo de Masi, President and CEO of Glu. “Glu’s strong year-over-year growth was powered by our mobile-focus, lack of dependence on Facebook web users, and strength in male-oriented games.”

Glu’s preliminary Q212 results are:

•	Total non-GAAP revenue of approximately $24.2 million, up 35% year-over-year. This is above the company’s guidance of $20.5 million to $21.5 million.

•	Non-GAAP smartphone revenue of approximately $20.4 million, up 111% year-over-year. This is above the company’s guidance of $17.5 million to $18.5 million.

•	Total GAAP revenue is approximately $23.6 million and GAAP smartphone revenue is approximately $19.9 million.

•	Original IP contributed approximately 95% of non-GAAP smartphone revenues and non-GAAP gross margin is approximately 91%; GAAP gross margin is approximately 87%.

•	Non-GAAP Adjusted EBITDA is approximately $1.2 million.

•	Cash generated from operations of approximately $1.6 million; cash balance on June 30, 2012 of $24.5 million, which was above guidance.

“The timely acquisition of the Deer Hunter brand was an efficient use of capital, as Glu avoided paying approximately $1.4 million in royalties in the quarter. We are pleased with the prognosis for freemium mobile gaming in the second half of 2012 and our strong product release slate,” said Eric R. Ludwig, Glu’s Chief Financial Officer and Executive Vice President.

De Masi continued, “We will be launching the majority of our second half 2012 titles between September and December in order to capitalize on advertising seasonality and new consumer hardware introductions. As a result, we expect to achieve positive Adjusted EBITDA in the second half of 2012, shaped as an Adjusted EBITDA loss in Q3 and solid Q4 Adjusted EBITDA profitability.”

Glu is providing the following preliminary updated guidance for the second half and full year 2012:

•	Non-GAAP smartphone revenue for the full year is expected to be between $81.9 million and $83.9 million. This is above company’s previous guidance of $76.5 million to $81.5 million.

•	Total non-GAAP revenue for the full year is expected to be between $94.4 million and $96.4 million. This is above the company’s previous guidance of $86.7 million to $91.7 million.

•	Adjusted EBITDA profitability for the second half of 2012 with an expected loss in Q3 and a strong Q4.

•	Full year Adjusted EBITDA better than break even.

•	December 31, 2012 cash balance greater than $21.0 million and no debt.

These second-quarter preliminary results are based on management’s initial analysis of operations for the quarter ended June 30, 2012 and are subject to change based on the completion of the company’s normal quarter-end review process.

Earlier Earnings Call Date – Dial in details have not changed:

Glu now plans to issue its final second quarter 2012 results on Thursday, August 2, 2012 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial (888) 634-0559 (domestic), or (817) 385-9380 (international), with conference ID #10555321. A replay of this conference call will be available between 3:10 p.m. PT, August 2, 2012 and 8:59 p.m. PT, August 9, 2012 by calling (855) 859-2056, or (404) 537-3406, with conference ID #10555321. A live webcast of this conference call will also be available on the investor relations portion of the company’s website at www.glu.com, and a replay will be archived on the website as well.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP revenues, non-GAAP smartphone revenues, non-GAAP freemium revenues, non-GAAP operating expenses, non-GAAP gross margins, non-GAAP operating income/loss, non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items from Glu’s unaudited consolidated statements of operations:

•	Change in deferred revenues and royalties;

•	Amortization of in-process development contracts;

•	Amortization of intangible assets;

•	Stock-based compensation expense;

•	Restructuring charges;

•	Change in fair value of Blammo earnout;

•	Transitional costs;

•	Release of tax liabilities; and

•	Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

In addition, Glu has included in this release “Adjusted EBITDA” figures which are used to evaluate Glu’s operating performance and is defined as non-GAAP operating income/(loss) excluding depreciation.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our preliminary financial results for the second quarter of 2012, our updated guidance for the second half of 2012 and the full fiscal year; and the statements that we expect our preliminary Q2 results to exceed the upper end of guidance for our tenth straight quarter; we will be launching the majority of our second half of 2012 titles between September and December in order to capitalize on advertising seasonality and new consumer hardware introductions; we expect to achieve positive Adjusted EBIDTA in the second half of 2012, shaped as an Adjusted EBITDA loss in Q3 and solid Q4 Adjusted EBITDA profitability, and that we are pleased with the prognosis for freemium mobile gaming for the second half of 2012 and our strong product release slate. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: Glu’s final review of its preliminary second quarter results and quarter-end accounting procedures; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop freemium games for smartphones, tablets and next-generation platforms, the risk that we will not be able to maintain our good relationships with Apple and Google, the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to freemium gaming, is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of freemium games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as BLOOD & GLORY, DEER HUNTER, FRONTLINE COMMANDO, GUN BROS, and SAMURAI VS. ZOMBIES DEFENSE on a wide range of platforms including iOS, Android™, Windows Phone, Google Chrome and MAC OS. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with major offices outside Seattle, and overseas in Brazil, Canada, China and Russia. Consumers can find high-quality entertainment created exclusively for their mobile devices wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

BLOOD & GLORY, DEER HUNTER, FRONTLINE COMMANDO, GUN BROS, SAMURAI VS ZOMBIES DEFENSE, GLU, GLU MOBILE and the ‘g’ character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except per share data)

(unaudited)

For the Three Months Ended June 30, 2012
GAAP revenues
Featurephone	$3,710
Smartphone	19,911

Total GAAP revenues	23,621

Change in deferred revenues and amortization of in-process development contracts
Featurephone change in deferred revenue	17
Smartphone change in deferred revenue and amortization of in-process development contracts	534

Total change in deferred revenues and amortization of in-process development contracts	551

Non-GAAP Revenues
Featurephone	3,727
Smartphone	20,445

Total non-GAAP Revenues	24,172

GAAP gross profit	20,552
Change in deferred revenues and amortization of in-process development contracts	551
Amortization of intangible assets	932
Change in deferred royalty expense	67

Non-GAAP gross profit	22,102

GAAP operating expense	25,769
Stock-based compensation	(3,038)
Amortization of intangible assets	(495)
Transitional costs	(30)
Change in fair value of Blammo earnout	(386)
Restructuring charge	(320)

Non-GAAP operating expense	21,500

GAAP operating loss	(5,217)
Change in deferred revenues and amortization of in-process development contracts	551
Non-GAAP cost of revenues adjustment	999
Stock-based compensation	3,038
Amortization of intangible assets	495
Transitional costs	30
Change in fair value of Blammo earnout	386
Restructuring charge	320

Non-GAAP operating income/(loss)	602

GAAP net loss	(2,988)
Change in deferred revenues and amortization of in-process development contracts	551
Non-GAAP cost of revenues adjustment	999
Non-GAAP operating expense adjustment	4,269
Foreign currency exchange loss/(gain)	(205)
Release of pre-acquisition tax liabilities	(2,427)

Non-GAAP net income/(loss)loss	$199

Reconciliation of net loss and net loss per share:
GAAP net loss per share—basic and diluted	$(0.05)
Non-GAAP net income/(loss) per share—basic and diluted	$0.00
Shares used in computing basic and diluted net loss per share	63,802
Non-GAAP operating expense break-out:
GAAP research and development expense	$15,697
Transitional costs	(1)
Stock-based compensation	(2,396)

Non-GAAP research and development expense	13,300

GAAP sales and marketing expense	4,701
Transitional costs	—
Stock-based compensation	(155)

Non-GAAP sales and marketing expense	4,546

GAAP general & administrative expense	4,556
Transitional costs	(29)
Change in fair value of Blammo earnout	(386)
Stock-based compensation	(487)

Non-GAAP general and administrative expense	$3,654

Glu Mobile Inc.

Non-GAAP Adjusted EBITDA

(in thousands, except per share data)

(unaudited)

For the Three Months Ended June 30, 2012
GAAP net loss	$(2,988)
Change in deferred revenues and amortization of in-process development contracts	551
Change in deferred royalty expense	67
Amortization of intangible assets	1,427
Depreciation	556
Stock-based compensation	3,038
Change in fair value of Blammo earnout	386
Transitional costs	30
Restructuring charge	320
Foreign currency exchange loss/(gain)	(205)
Interest (income)/expense, net	(5)
Other non operating expense	—
Income tax provision/(benefit)	(2,019)

Total Non-GAAP Adjusted EBITDA	$1,158

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenue and Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize the revenue and any associated royalty expense on a straight-line basis over the estimated life of the user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and royalties related to its premium and freemium games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenue and royalties from its operating results is important to facilitate comparisons to prior periods during which Glu did not delay the recognition of significant amounts of revenue related to its games and to understand Glu’s operations.

Amortization of In-Process Development Contracts. In conjunction with the Griptonite acquisition, Glu assumed the remaining obligations to perform services under Griptonite’s development contracts. The estimated fair value of the future, excess profits from these contracts was recorded in purchase accounting and is amortized as a reduction to revenue as services are performed. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment without taking into consideration any fair value adjustments made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both the consideration paid and to the intangible assets (including goodwill) acquired, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Glu believes that excluding the impact of the amortization of the customer contract value from its operating results is important as they do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted ASC 718, “Compensation – Stock Compensation” beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of ASC 718 beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Restructuring Charges. Glu undertook restructuring activities in the first, second and fourth quarters of 2011 and the second quarter of 2012 and recorded (1) a non-cash restructuring charge due to vacating a portion of its offices in Russia (2) cash restructuring charges due to the termination of certain employees in its Brazil, China, Europe, Russia and U.S. offices and (3) non-cash adjustments related to initial, estimated restructuring payments no longer deemed payable. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Change in Fair Value of Blammo Earnout. As part of the acquisition of Blammo, Glu committed to issue additional consideration in the form of Glu’s common stock to the former, non-employee Blammo shareholders if certain revenue targets are achieved. Glu recorded the estimated contingent consideration liability at acquisition and will adjust the fair value of the liability each reporting period. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any expenses recognized post-acquisition related to the change in fair value of the contingent consideration. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both the consideration, including the contingent consideration, paid and to the intangible assets (including goodwill) acquired, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Glu believes that the fair value adjustments affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Additionally, Glu has incurred various costs related to the transition and integration of Blammo and Griptonite into Glu’s operations. Glu recorded these non-recurring acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Release of tax liabilities. In the second quarter of 2012 Glu recorded a one-time, non-cash income tax benefit related to the release of certain foreign income tax liabilities upon the expiration of the statute of limitations. Glu believes that this one-time tax benefit does not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this benefit.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2011 and 2012 were as follows (in thousands):

March 31, 2011	$198
June 30, 2011	363
September 30, 2011	344
December 31, 2011	(116)

FY 2011	$789
March 31, 2012	$(373)
June 30, 2012	$205

FY 2012	$(168)

Source: Glu Mobile Inc.

Media & Investor Relations:

ICR

Seth Potter, 646-277-1230

ir@glu.com